UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2009

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Research Triangle Park, NC 27713
(Address of principal executive offices, including zip code)

(919) 806-4682
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 16, 2009, Hoffmann-La Roche ("Roche") informed its U.S. wholesalers and specialty pharmacy distributors that it was increasing the price of FUZEON. The wholesale acquisition cost of a one-year supply of FUZEON was increased by 9.0% to approximately $29,700. Under our collaboration agreement with Roche, Roche retains sole responsibility for pricing of FUZEON.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS INC

Date: February 17, 2009	By:	/s/ Andrew L. Graham
Andrew L. Graham
Chief Financial Officer